Exhibit 99.1

 OTC Markets Financial Services Virtual Investor Conference  (OTCQX: FMCB)  September 21, 2023

 (FMCB)  Forward-Looking Statements  This presentation may contain certain forward-looking statements that are based on management's current expectations regarding the Company’s financial performance. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “intend,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements in this presentation include, without limitation, statements regarding loan and deposit production (including any growth representations), balance sheet management, levels of net interest margin, the ability to control costs and expenses, the competitive environment, financial and regulatory policies of the United States government, water management issues in California and general economic conditions, inflation, recessions, natural disasters, economic uncertainty in the United States, changes in interest rates, deposit flows, real estate values, costs or effects of acquisitions, competition, changes in accounting principles, policies or guidelines, legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors (including external fraud and cybersecurity threats) affecting the Company's operations, pricing, products and services and other factors affecting the banking industry. These and other important factors are detailed in the Company’s Form 10-K, Form 10-Qs, and various other securities law filings made periodically by the Company, copies of which are available from the Company’s website. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events, except as required by law.  10  ©2023 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  With you today  10  ©2023 Farmers & Merchants Bank of Central California. All Rights Reserved.  Kent Steinwert – Chairman, President and Chief Executive Officer  Bart Olson – Executive Vice President and Chief Financial Officer

 (FMCB)  Our Story  10  ©2023 Farmers & Merchants Bank of Central California. All Rights Reserved.  Founded in 1916, F&M Bank is a locally owned and operated community bank with $5.3 billion in assets  Headquartered in Lodi, California serving Central California through 32 convenient locations with a team of 370 employees  Offers a full complement of loan, deposit, equipment leasing and treasury management products to businesses, as well as a full suite of consumer banking products  In 2013, expanded into the San Francisco East Bay  Expertise in Ag lending for over 100 years  Uniquely located in a premier agricultural region of California which is the 5th largest economy in the world

 (FMCB)  #1 Performing Bank in the U.S. in 2022  10  ©2023 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  10  ©2023 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  Our Geographic Markets  10  ©2023 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  Recent Recognition  10  ©2023 Farmers & Merchants Bank of Central California. All Rights Reserved.  #1 Bank in the U.S. for 2022 across all asset sizes – Bank Director Magazine  #1 Bank for 2022 with assets of $5.0 to $10.0 billion – Bank Director Magazine  #1 Community Bank in California for 2021 by Newsweek Magazine  Ranked #4 “Dividend King” based on expected returns over the next 5 years in August 2023 by Sure Dividend  #14 Agricultural lender in the country as of March 31, 2023  In 2021, inducted into the “Ag Hall of Fame”

 (FMCB)  History of Steady & Reliable Growth  10  ©2023 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  Balance Sheet Highlights  10  ©2023 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  Profitable & Consistent Earnings  NIM is not on a tax equivalent basis  10  ©2023 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  Strong Returns, Capital & Liquidity  10  ©2023 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  Composition of Loans & Deposits  As of June 30, 2023  10  ©2023 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  Our Expertise in Agriculture  14th largest Ag lender in the US as of 3/31/23  Uniquely located in the premier agricultural region of the Central Valley from a climate, soil and water perspective  Ag lender for over 100 years  Diversified Ag portfolio  Ag related lending is $1.02 billion or 29.18% of our loan portfolio as of 6/30/23  Ag related deposits of $330.3 million or 7.12% of deposits as of 6/30/23  Strong credit culture  Net charge-offs totaled $613 thousand over the last 10 years from 2013 to 2022  10  ©2023 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  Strong Credit Quality  10  ©2023 Farmers & Merchants Bank of Central California. All Rights Reserved.  Net recoveries of $2.9 million over the last 10 years  Net charge-offs of $179 thousand in 2022 and net recoveries of $(227) thousand year-to-date as of 6/30/23  Non-performing loans of $375 thousand as of 6/30/23  Adopted CECL on January 1, 2022 – no impact  Allowance for Credit Losses (ACL) on loans of $71.1 million or 2.03% as of 6/30/23  Experienced lenders, strong and disciplined credit culture

 (FMCB)  Shareholder Returns  Average annual total shareholders return of 13.4% over the last 26 years  Annual cash dividend growth rate of 9.23% over the last 26 years  Reduced the number of outstanding shares by 4.86% since 12/31/2019  Ranked 15th out of 50 public companies to be considered a “Dividend King”; requires 50+ years of consecutive dividends; have delivered 88 years of consecutive dividends and 58 years of continuous increases  10  ©2023 Farmers & Merchants Bank of Central California. All Rights Reserved.

 (FMCB)  Continuing High Performance in 2023  10  ©2023 Farmers & Merchants Bank of Central California. All Rights Reserved.  Record first half net income of $44.9 million  Net income of $84.4 million over trailing 12 months as of June 30, 2023  Net interest margin of 4.40%; cost of total deposits of 0.53%  Loan growth in 2Q23 of $64.6 million or 1.88% compared to 1Q23  Deposit growth in 2Q23 of $99.2 million or 2.18% compared to 1Q23  Strong liquidity position  $587.0 million in cash (11% of assets) as of June 30, 2023  No borrowings or brokered deposits  $1.9 billion in borrowing capacity as of July 31, 2023  Loan to deposit ratio of 75.5% as of June 30, 2023  Year-to-date return on average assets of 1.73% as of June 30, 2023  Year-to-date return on average equity of 17.75% as of June 30, 2023

 (FMCB)  Why Invest in FMCB  10  ©2023 Farmers & Merchants Bank of Central California. All Rights Reserved.  Consistent earnings growth and superior shareholder returns  History of 88 consecutive years of dividends with 58 years of increases  Unique expertise in Ag lending results in a more diversified loan portfolio resulting in a lower CRE concentration  Geographically located in a premier location of the Central Valley and Bay Area of California  Seasoned management team with deep and diverse banking experience  Highly efficient branch network with premier locations  Strong and disciplined credit culture  Well-positioned, diversified and strong balance sheet

 (FMCB)  Contact Information  Kent Steinwert  Chairman, President & Chief Executive Officer  209-367-2388  Bart Olson  Chief Financial Officer  10  ©2023 Farmers & Merchants Bank of Central California. All Rights Reserved.  209-367-2485  bolson@fmbonline.com